Exhibit 99.1

Goodness Growth Holdings Announces Management Reorganization

– Josh Rosen promoted to role of Interim Chief Executive Officer –

– Company Founder, Dr. Kyle Kingsley, to assume role of Executive Chairman –

– Decentralized state market teams designed to improve operating and financial performance –

MINNEAPOLIS, MN – February 14, 2023 – Goodness Growth Holdings, Inc. ("Goodness Growth" or the "Company") (CSE: GDNS; OTCQX: GDNSF), a cannabis company focused on providing safe access, quality products and great value to its customers, today announced the reorganization of several executive roles and responsibilities, each of which are effective immediately. These changes result in a more decentralized organizational structure which gives state-level operating teams greater flexibility to implement market-specific strategies in order to drive improved operations and financial performance.

The Company announced that Josh Rosen has been promoted to the role of Chief Executive Officer on an interim basis. Company founder, Dr. Kyle Kingsley, will assume the role of Executive Chairman. Chief Administrative Officer Amber Shimpa has been promoted to the role of President of the Company and CEO of subsidiary Vireo Health of Minnesota, LLC.

Executive Chairman Dr. Kyle Kingsley said, “Josh has been an invaluable member of our organization throughout the course of his tenure on our board and most recently in his role as Interim President. We believe he is uniquely suited to lead the Company’s transformation as Interim CEO. Our Company was built on a proud foundation of medical and scientific leadership, but our industry is evolving with great complexity, and we believe Josh’s experience and leadership will be instrumental in shaping our business with a more precise focus on localized operational excellence and disciplined capital allocation.”

Josh Rosen commented, “I have always believed that the Goodness Growth and Vireo teams have the potential to become true leaders in the future of this industry, with their medical heritage and geographically attractive operations. I’m pleased with my initial two months of intense work and look forward to helping the Company seize the opportunities in front of it. US cannabis companies are continuing to operate within many challenging environments and our team has taken considerable measures recently to better position ourselves for the future. Some of these changes required difficult decisions that impacted our workforce in New York and our home state of Minnesota, resulting in a leaner, more cohesive corporate team.”

Amber Shimpa commented, “I’m proud to lead Vireo Health of Minnesota into the future, and look forward to working more closely with our team members and partner organizations to improve the lives of patients and other Minnesotans who have been negatively impacted by the failed war on drugs. Our teams have identified several focus areas that will be critical for us to execute upon successfully this year, and we look forward to discussing those initiatives in more detail on our upcoming fourth-quarter and year-end results conference call next month.”

About Goodness Growth Holdings, Inc.

Goodness Growth Holdings, Inc. is a cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. The Company is evolving with the industry and is in the midst of a transformation to being significantly more customer-centric across its operations, which include cultivation, manufacturing, wholesale and retail business lines. Today, the Company is licensed to grow, process, and/or distribute cannabis in five markets and operates 18 dispensaries across the United States. For more information about Goodness Growth Holdings, please visit www.goodnessgrowth.com.

Contact Information

Investor Inquiries:

Sam Gibbons

Vice President, Investor Relations

samgibbons@goodnessgrowth.com

(612) 314-8995

Media Inquiries:

Amanda Hutcheson

Senior Manager, Communications

amandahutcheson@goodnessgrowth.com

(919) 815-1476